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                                                                      EXHIBIT 23

                          Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-26680 and 33-53196) pertaining to the Whirlpool 401(k) Plan of Whirlpool Corporation of our report dated June 18, 1997, with respect to the financial statements and schedules of the Whirlpool 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                  Ernst & Young LLP



Chicago, Illinois
June 26, 1997